Exhibit 99.2

Allied Nevada to Release Year End 2010 Financial and Operating Results on

Monday, February 28, 2011

Conference Call to be Held on Tuesday, March 1, 2011 at 11:00 am ET

February 15, 2011 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV)will release its fourth quarter and year-end financial and operating results for 2010 on Monday, February 28, 2011 before market open. The Company will also host a conference call on Tuesday, March 1, 2011 at 11:00 am ET to discuss these results and give an update of recent events at Allied Nevada, followed by a question and answer session.

To access the call, please dial:

Canada & US toll-free – 1-800-814-4860

Outside of Canada & US – 1-416-644-3415

Replay (available until March 8, 2011):

Access code: 4414420#

Canada & US toll-free – 1-877-289-8525

Outside of Canada & US – 1-416-640-1917

An audio recording of the call will be archived on our website at www.alliednevada.com.

For further information on Allied Nevada, please contact:

Tracey Thom

Vice President, Investor Relations

(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.